SECURTIES AND EXCHANGE COMMISION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report     (Date of earliest event reported)

February 25, 2003

WEST PENN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-255-2 Commission File Number	13-5480882 (IRS Employer Identification No.)
800 Cabin Hill Drive Greensburg, Pennsylvania (Address of Principal Executive Offices)	15601 (Zip Code)
(724) 837-3000 (Registrant's Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS.

     On February 25, 2003, West Penn Power Company, Allegheny Energy, Inc., and Monongahela Power Company entered into a credit facility for $305 million. A copy of the credit facility agreement is attached as an exhibit hereto.  Proceeds from the financing were used to refinance existing debt and future funds available under the facility, if any, shall be available to the borrowers for general corporate purposes.

ITEM 7.      EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
10.1

$305,000,000 Credit Agreement dated as of February 21, 2003, among Allegheny Energy, Inc., Monongahela Power Company, and West Penn Power Company, and The Initial Lenders and Initial Issuing Bank Named Herein and Citibank, N.A.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
August 1, 2003	WEST PENN POWER COMPANY By: /S/ DAVID B. HERTZOG Name: David B. Hertzog Title: Vice President

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
10.1

$305,000,000 Credit Agreement dated as of February 21, 2003, among Allegheny Energy, Inc., Monongahela Power Company, and West Penn Power Company, and The Initial Lenders and Initial Issuing Bank Named Herein and Citibank, N.A.